EXHIBIT 17




                                       October 16, 1995



Tishman Speyer Properties, L.P.

David Rockefeller

Exor Group S.A.

Troutlet Investments Corporation


               Reference is made to the Letter Agreements, dated October 1, 1995, as amended by the Letter Agreement, dated October 6, 1995, among Whitehall Street Real Estate Limited Partnership V, Goldman, Sachs & Co., Goldman Sachs Morgan Company, Tishman Speyer Properties, L.P. and David Rockefeller, as further amended by the Letter Agreement dated October 11, 1995, among the parties hereto (collectively, the "Investor Group Letter"), relating to their proposal to acquire Rockefeller Center Properties, Inc. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Investor Group Letter.

               The parties hereto hereby agree as follows:

               The Proposal, dated October 1, 1995, shall remain open until the close of business of Monday, October 23, 1995 (subject to the terms and conditions contained in the Proposal).

               This letter may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

               If the foregoing correctly sets forth the agreement reached among the parties hereto with respect to the subject matter hereof, kindly execute this letter in the space provided below, at which time this letter shall serve as a binding and enforceable agreement among the parties hereto.


                                       Very truly yours,



                                       WHITEHALL STREET REAL
                                       ESTATE LIMITED PARTNERSHIP V

                                       GOLDMAN, SACHS & CO.

                                       GOLDMAN SACHS MORTGAGE
                                       COMPANY


                                       By:   /s/ Daniel M. Neidich
                                             _________________________
                                             Name:  Daniel M. Neidich
                                             Title: Partner


ACCEPTED AND
AGREED TO:

TISHMAN SPEYER PROPERTIES, L.P.
By:      Tishman Speyer Properties, Inc.
         its general partner


         By:  /s/  Jerry I. Speyer
              __________________________
              Name:  Jerry I. Speyer
              Title: President


/s/  David Rockefeller
_________________________________________*
David Rockefeller



*By:     /s/  Peter W. Herman
         ________________________________
         Peter W. Herman
         Attorney-in-Fact






EXOR GROUP S.A.


By:      /s/  Ernest Rubenstein
         ____________________________________
         Ernest Rubenstein
         Attorney-in-Fact


TROUTLET INVESTMENTS CORPORATION


By:      /s/  Andreas C. Dracopoulos
         ________________________________
         Andreas C. Dracopoulos
         Attorney-in-Fact